UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Iterum Therapeutics plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 26, 2024

Dear Shareholder,

You are cordially invited to the 2024 Annual General Meeting of Shareholders to be held at 3 Dublin Landings, North Wall Quay, Dublin 1, Ireland on June 19, 2024 at 3.00 p.m., Irish time (10.00 a.m., Eastern Time). The enclosed notice of Annual General Meeting of Shareholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the proxy statement.

At this year’s Annual General Meeting, we will ask shareholders to:

1.
elect, by separate resolutions, the two nominees for Class III directors named herein, each to serve for a three-year term expiring at the 2027 annual general meeting of shareholders;
2.
ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2024, and to authorize the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration;
3.
approve, in a non-binding, advisory vote, named executive officer compensation;
4.
recommend, in a non-binding, advisory vote, the frequency of future named executive compensation advisory votes;
5.
receive and consider the Company’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2023 and the reports of the directors and auditors thereon, and review the affairs of the Company; and
6.
consider any other business properly brought before the 2024 Annual General Meeting of Shareholders or any adjournment or postponement thereof.

Our board of directors unanimously recommends a vote “FOR” Proposal Nos. 1 and 2 as set forth in the proxy statement.

We hope that you will participate in the meeting by voting through acceptable means as described in this proxy statement as promptly as possible. Your vote is important – so please exercise your right.

Sincerely,

____________________________

Corey N. Fishman

President and Chief Executive Officer

This proxy statement, the enclosed proxy card, our 2023 annual report to shareholders and our Irish Statutory Financial Statements for the fiscal year ended December 31, 2023 are being made available to shareholders on or about April 26, 2024.

ITERUM THERAPEUTICS PLC

Fitzwilliam Court, 1st Floor

Leeson Close

Dublin 2

Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on June 19, 2024

The 2024 Annual General Meeting of Shareholders (the “AGM”) of Iterum Therapeutics plc, an Irish public limited company (the “Company”), will be held on June 19, 2024, beginning at 3.00 p.m., Irish time (10.00 a.m., Eastern Time), at 3 Dublin Landings, North Wall Quay, Dublin 1, Ireland to consider and act upon the following matters:

1.
To elect, by separate resolutions, the two nominees for Class III director named herein, each to serve for a three-year term expiring at the 2027 annual general meeting of shareholders.
2.
To ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2024, and to authorize the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration.
3.
To vote on, an advisory, non-binding, resolution to approve the compensation of our named executive officers.
4.
To vote on an advisory, non-binding, proposal on the frequency of future advisory votes on the compensation of our named executive officers.
5.
To receive and consider the Company’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2023 and the reports of the directors and auditors thereon, and to review the affairs of the Company.
6.
To conduct any other business properly brought before the AGM or any adjournment or postponement thereof.

Proposal Nos. 1 and 2 above are ordinary resolutions requiring a simple majority of the votes cast at the meeting to be approved. Proposal No. 4 provides a choice among three frequency periods (every one, two or three years) for future advisory votes on the compensation of our named executive officers. If none of the three frequency options receives a simple majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by shareholders to be the frequency that has been recommended by our shareholders. Proposal No. 3 and Proposal No. 4 are non-binding, advisory votes, and accordingly there is no “required vote” that would constitute approval. All proposals are more fully described in this proxy statement. There is no requirement under Irish law that the Company’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2023, or the directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the AGM.

Shareholders of record at the close of business on April 24, 2024 will be entitled to notice of and to vote at the AGM or any adjournment or postponement thereof. Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials to many of our shareholders via the Internet, in accordance with rules adopted by the Securities and Exchange Commission. If you received only a Notice of Internet Availability of Proxy Materials, or Notice, by mail or e-mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will provide you with instructions on how to access and view the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote online or by telephone. If you received a Notice by mail or e-mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. The Notice is being mailed to our shareholders on or about April 26, 2024 and sent by e-mail to our shareholders who have opted for such means of delivery on or about April 26, 2024.

By order of the Board of Directors,

_________________________

Louise Barrett

Secretary

Dublin, Ireland

April 26, 2024

i

YOU MAY OBTAIN ADMISSION TO THE AGM BY IDENTIFYING YOURSELF AT THE AGM AS A SHAREHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A “LEGAL PROXY” OR A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON APRIL 24, 2024 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE AGM, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS, BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND MAILING IT PROMPTLY IN THE PROVIDED ENVELOPE. TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE AGM, NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

A SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE AGM IS ENTITLED, USING THE PROXY CARD PROVIDED (OR IN THE FORM IN SECTION 184 OF THE IRISH COMPANIES ACT 2014), TO APPOINT ONE OR MORE PROXIES TO ATTEND, SPEAK AND VOTE INSTEAD OF HIM OR HER AT THE AGM. A PROXY NEED NOT BE A SHAREHOLDER OF RECORD.

ii

iii

ITERUM THERAPEUTICS PLC

Fitzwilliam Court, 1PstP Floor

Leeson Close

Dublin 2

Ireland

PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 19, 2024 AT 3 Dublin Landings, North Wall Quay, Dublin 1, IRELAND

Important Notice Regarding the Availability of Proxy Materials

for the Annual General Meeting of Shareholders

to be held on June 19, 2024

This proxy statement, our 2023 annual report to shareholders and our Irish Statutory Financial Statements for the year ended December 31, 2023 are available at

https://central.proxyvote.com/pv/web

for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, and our Irish Statutory Financial Statements for the year ended December 31, 2023 will be furnished without charge to any shareholder upon written or oral request to the Company at Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland, Attention: Secretary, Telephone: +353 1 9038354.

Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 26, 2024, we will mail a Notice of Internet Availability of Proxy Materials, or Notice, to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials), directing shareholders to a website where they can access our proxy materials, including this proxy statement, our 2023 annual report to shareholders and our Irish Statutory Financial Statements for the year ended December 31, 2023, and view instructions on how to vote via the Internet or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

INFORMATION ABOUT THE annual general meeting and voting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “board of directors” or the “board”) of Iterum Therapeutics plc (the “Company,” “Iterum,” “we” or “us”) for use at the Annual General Meeting of Shareholders (the “AGM”) to be held on June 19, 2024, beginning at 3.00 p.m., Irish time (10.00 a.m., Eastern Time), at 3 Dublin Landings, North Wall Quay, Dublin 1, Ireland and at any adjournment or postponement thereof. On April 24, 2024, the record date for the determination of shareholders entitled to vote at the AGM, there were issued, outstanding and entitled to vote an aggregate of 16,554,885 of our ordinary shares, nominal value $0.01 per share (“ordinary shares”). Each ordinary share entitles the record holder thereof to one vote on each of the matters to be voted on at the AGM.

We have engaged Morrow Sodali LLC (“Morrow Sodali”), to assist with the solicitation of proxies on our behalf. Please contact Morrow Sodali with any queries:

Morrow Sodali LLC

333 Ludlow Street

5th Floor, South Tower

Stamford, CT 06902

Shareholders May Call:

800-662-5200

Banks & Brokers May Call:

203-658-9400

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

(1)
You may vote over the Internet. You may vote your shares by following the “Online” instructions on the enclosed proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card. The internet voting facilities for eligible shareholders of record will close at 4.59 a.m., Irish time on June 19, 2024 (11.59 pm, Eastern Time on June 18, 2024).
(2)
You may vote by telephone. You may vote your shares by following the “Phone” instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card. If you vote by telephone, your use of that telephone system, and specifically the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, of each of David G. Kelly, Louise Barrett and Kevin Dalton as your proxy to vote your shares on your behalf in accordance with your telephone instructions. The telephone voting facilities for eligible shareholders of record will close at 4.59 a.m., Irish time on June 19, 2024 (11.59 pm, Eastern Time on June 18, 2024).
(3)
You may vote by mail. You can vote by completing, dating and signing the proxy card provided to you and promptly mailing it in the provided postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone. We must receive the completed proxy card by 5.00 p.m., Irish time (12.00 p.m., Eastern Time), on June 18, 2024.
(4)
You may vote in person. If you attend the AGM, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the AGM. Ballots will be available at the AGM. You may obtain directions to the location of the AGM by requesting them in writing or by telephone as follows: c/o Secretary, Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland, Phone: +353 1 9038354.

All proxies that are executed and delivered by mail or in person or are otherwise submitted online or by telephone will be voted on the matters set forth in the accompanying Notice of Annual General Meeting of Shareholders in accordance with the shareholders’ instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors’ recommendations on such proposals as set forth in this proxy statement. All proxies will be forwarded to the Company’s registered office electronically.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the AGM by doing any one of the following things:

•
submitting a new proxy by following the “Online” or “Phone” instructions on the enclosed proxy card at a date later than your previous vote but prior to the voting deadline (which is 4.59 a.m., Irish time on June 19, 2024 (11.59 pm, Eastern Time on June 18, 2024));

•
signing another proxy card and either arranging for delivery of that proxy card by mail to the registered office of the Company prior to the start of the AGM, or by delivering that signed proxy card in person at the AGM;
•
giving our Secretary a written notice before or at the AGM that you want to revoke your proxy; or
•
voting in person at the AGM.

Your attendance at the AGM alone will not revoke your proxy.

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as “brokerage firms,” your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because many brokerage firms are member organizations of the New York Stock Exchange (“NYSE”), the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Proposal No. 2 (ratification of KPMG as our independent registered public accounting firm) is expected to be considered a discretionary item under the rules of the NYSE and therefore your brokerage firm may be able to vote on that item even if it does not receive instruction from you, provided it holds your shares in its name. In the event a bank, broker or other nominee record holder determines that it does not have authority or otherwise does not exercise discretionary authority to vote on Proposal No. 2, it may deliver “broker non-votes” for such shares. Proposal No. 1 (election of the Class III directors), Proposal No. 3 (advisory, non-binding, vote on the compensation of our named executive officers) and Proposal No. 4 (advisory, non-binding, vote on the frequency of future votes on the compensation of our named executive officers) are expected to be considered “non-discretionary” items, and therefore if you do not instruct your brokerage firm on how to vote with respect to Proposals 1, 3 or 4, we expect that your brokerage firm will not be able to vote with respect to such proposals and will deliver “broker non-votes” for such shares.

If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 24, 2024) to be admitted to the AGM. To be able to vote your shares held in street name at the AGM, you will need to request a “legal proxy” from the bank, broker or nominee.

Votes Required

One or more Members (as defined in the Company’s Constitution) whose name is entered in the register of members of the Company as a registered holder of the Company’s ordinary shares, present in person or by proxy (whether or not such Member actually exercises his voting rights in whole, in part or at all) holding not less than a majority of the issued and outstanding ordinary shares of the Company entitled to vote at the AGM, will constitute a quorum for the transaction of business at the AGM. Ordinary shares represented in person or by proxy (including “broker non-votes” (as described above) and shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for the purposes of determining whether a quorum is present at the AGM. The following votes are required for approval of the proposals being presented at the AGM:

Proposal No. 1: To elect the Class III directors. The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the election of a director nominee.

Proposal No. 2: To ratify, in a non-binding vote, the appointment of KPMG to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2024 and to authorize the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration. The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the ratification of the appointment of KPMG as our independent registered public accounting firm for the current fiscal year and to authorize the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration.

Proposal No. 3: To vote on an advisory, non-binding, resolution to approve the compensation of our named executive officers. This proposal calls for an advisory, non-binding, vote, and accordingly there is no “required vote” that would constitute approval. Our board, including our compensation committee, values the opinions of our shareholders and, to the extent there are a substantial number of votes cast against the executive compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Proposal No. 4: To vote on an advisory, non-binding, proposal on the frequency of future advisory votes on the compensation of our named executive officers. This proposal provides a choice among three frequency periods (every one, two or three years) for future advisory votes on named executive officer compensation. With respect to this proposal, if none of the frequency periods receives a simple majority of the votes cast, the frequency period that has received the most votes will be deemed to be the recommendation of our shareholders. However, because this vote is advisory and not binding on our board (or any committee thereof), we may decide that it is in the best interests of us and our shareholders to hold a vote regarding the compensation of our named executive officers more or less frequently than the frequency period recommended by our shareholders.

Shares that abstain from voting as to a particular matter and any broker non-votes will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on the proposal referenced above.

share ownership of certain beneficial owners and management

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of March 31, 2024 by:

(a)
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares;
(b)
each of our named executive officers;
(c)
each of our directors; and
(d)
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including share options that are exercisable within 60 days of March 31, 2024, restricted share units that vest within 60 days of March 31, 2024, shares issuable upon exercise of warrants within 60 days of March 31, 2024, and shares issuable upon exchange of our outstanding 6.500% exchangeable senior subordinated notes due 2025 (the “Exchangeable Notes”) (assuming physical settlement), which are exchangeable within 60 days of March 31, 2024. Our ordinary shares issuable pursuant to share options, restricted share units, warrants and Exchangeable Notes, but not taking into account any additional ordinary shares issuable to satisfy accrued and unpaid interest due upon exchange of any Exchangeable Notes, are deemed outstanding for computing the percentage of the person holding such share options, restricted share units, warrants or Exchangeable Notes and the percentage of any group of which the person is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all ordinary shares shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act of 1933, as amended. Percentage ownership is based on 16,470,414 ordinary shares outstanding on March 31, 2024. Except as otherwise set forth below, the address of the beneficial owner is c/o Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders:
Entities affiliated with Point72 Asset Management, L.P.(1)	850,001	5.2%
Directors and Named Executive Officers:
Corey N. Fishman(2)	158,023	*
Sailaja Puttagunta(3)	109,928	*
Judith M. Matthews(4)	45,006	*
Michael Dunne, MD(5)	116,831	*
Beth P. Hecht	18,839	*
Ronald M. Hunt(6)	468,603	2.8%
David G. Kelly(7)	54,323	*
All current executive officers and directors as a group (7 persons)(7))	971,553	5.6%
* less than 1%

(1) This information is based solely upon information set forth on Schedule 13G filed jointly by Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Capital Advisors, Inc. (“Point72 Capital Advisors Inc.”), Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”), and Steven A. Cohen (“Mr. Cohen”) with the SEC on January 30, 2024. Consists of (i) 850,000 shares reported as beneficially owned by Point72 Asset Management, Point72 Capital Advisors Inc. and Mr. Cohen; and (ii) 1 share reported as beneficially owned by Cubist Systematic Strategies and Mr. Cohen. Point72 Asset Management and Point72 Capital Advisors Inc. each reported sole voting power with respect to zero shares, shared voting power with respect to 850,000 shares, sole dispositive power with respect to zero shares and shared dispositive power with respect to 850,000 shares. Cubist Systematic Strategies reported sole voting power with respect to zero shares, shared voting power with respect to 1 share, sole dispositive power with respect to zero shares and shared dispositive power with respect to 1 share. Mr Cohen reported sole voting power with respect to zero shares, shared voting power with respect to 850,001 shares, sole dispositive power with respect to zero shares and shared dispositive power with respect to 850,001 shares. Point72 Asset Management, Point72 Capital Advisors Inc., Cubist Systematic Strategies, and Mr. Cohen own no shares directly. Pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to the securities held by Point72 Associates, LLC. Point72 Capital Advisors Inc. is the general partner of Point72 Asset Management. Pursuant to an investment management agreement, Cubist Systematic Strategies maintains investment and voting power with respect to the securities held by an investment fund it manages. Mr. Cohen controls each of Point72 Asset Management, Point72 Capital Advisors Inc., and Cubist Systematic Strategies. The address of the principal business office of (i) Point72 Asset Management, Point72 Capital Advisors Inc., and Mr. Cohen, is 72 Cummings Point Road, Stamford, CT 06902; and (ii) Cubist Systematic Strategies, is 55 Hudson Yards, New York, NY 10001.

(2) Consists of (a) 54,449 shares beneficially owned by Mr. Fishman, and (b) 103,574 shares issuable to Mr. Fishman pursuant to share options exercisable within 60 days of March 31, 2024.
(3) Consists of (a) 10,369 shares beneficially owned by Dr. Puttagunta, and (b) 99,559 shares issuable to Dr. Puttagunta pursuant to share options exercisable within 60 days of March 31, 2024.
(4) Consists of (a) 8,135 shares beneficially owned by Ms. Matthews, and (b) 36,871 shares issuable to Ms. Matthews pursuant to share options exercisable within 60 days of March 31, 2024.
(5) Consists of (a) 113,754 shares beneficially owned by Dr. Dunne, and (b) 3,077 shares issuable to Dr. Dunne pursuant to warrants exercisable within 60 days of March 31, 2024.

(6) Consists of (a) 14,346 shares beneficially owned by Mr. Hunt, (b) 43,886 shares issuable to Mr. Hunt pursuant to share options exercisable within 60 days of March 31, 2024; and (c) (i) 71,445 shares reported as beneficially owned by New Leaf Venture III, L.P. (“NLV-III”), New Leaf Venture Associates III, L.P. (“NLVA-III LP”) and New Leaf Venture Management III, L.L.C. (“NLVM-III LLC”), of which each such entity reports sole voting power with respect to 71,445 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 71,445 shares and shared dispositive power with respect to zero shares, (ii) 25,641 shares held by New Leaf Biopharma Opportunities II, L.P. (“NBPO-II”), New Leaf BPO Associates II, L.P. (“NBPO-IIA”) and New Leaf BPO Management II, L.L.C. (“NBPO-IIM”), of which each such entity reports sole voting power with respect to 25,641 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 25,641 shares and shared dispositive power with respect to zero shares, and (iii) 230,578 shares issuable to NLV-III and 82,707 shares issuable to NBPO-II on exchange of the Exchangeable Notes held by them and exchangeable within 60 days of March 31, 2024 (assuming physical settlement). NLVA-III LP is the general partner of NLV-III and NLVM-III LLC is the general partner of NLVA-III LP. NBPO-IIA is the general partner of NBPO-II and NBPO-IIM is the general partner of NBPO-IIA. Mr. Hunt, a member of our board of directors, and Vijay K. Lathi are individual managers of NLVM-III LLC and individual managers of NPBO-IIM, and as a result may be deemed to have shared power to vote and dispose of these shares. The address for each of the reporting persons other than Vijay K. Lathi is c/o New Leaf Venture Partners, 420 Lexington Avenue, Suite 408, New York, NY 10170. The address for Vijay K. Lathi is c/o New Leaf Venture Partners, 2730 Sand Hill Road, Suite 110, Menlo Park, CA 94025. We obtained certain of the information regarding beneficial ownership of these shares from Schedule 13D/A that was filed with the SEC on February 21, 2021.

(7) Consists of (a) 2,473 shares beneficially owned by Mr. Kelly and (b) 51,850 shares issuable to Mr. Kelly pursuant to share options exercisable within 60 days of March 31, 2024.

(8) Includes (a) 319,451 shares held by the current directors and executive officers and their affiliates, (b) 335,740 shares issuable to the current directors and executive officers pursuant to share options exercisable within 60 days of March 31, 2024, (c) 3,077 shares issuable to the current directors pursuant to warrants exercisable within 60 days of March 31, 2024, and (d) 313,285 shares issuable to affiliates of current directors on exchange of the Exchangeable Notes within 60 days of March 31, 2024 (assuming physical settlement).

Management and CORPORATE GOVERNANCE matters

Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our Articles of Association (the “Articles of Association”) provide that the number of directors shall not be less than two (2) nor more than thirteen (13), with the exact number to be determined by the board. Our board currently consists of five (5) members divided among three classes with staggered three-year terms as follows:

(1)
Class I, whose sole member is David G. Kelly. The term of the Class I director will expire at our 2025 annual general meeting of shareholders;
(2)
Class II, whose members are Beth P. Hecht and Michael Dunne. The terms of the Class II directors will expire at our 2026 annual general meeting of shareholders; and
(3)
Class III, whose members are Corey N. Fishman and Ronald M. Hunt. The terms of the Class III directors will expire at the AGM.

In April 2024, our board of directors accepted the recommendation of the nominating and corporate governance committee and voted to nominate Mr. Fishman and Mr. Hunt for election at the AGM for a term of three years to serve until the 2027 annual general meeting of shareholders subject to their earlier death, resignation, retirement, disqualification or removal.

Continuing Members of and Current Members who are Nominated for Election to our Board of Directors

Set forth below are the names of each continuing member of, and the current members who are nominated for election to, our board of directors, their ages, their principal occupation and business experience for at least the past five years and the names of other public companies of which each director has served as a director during the past five years, in each case as of March 31, 2024. Additionally, set forth below is information about the specific experiences, qualifications, attributes or skills that led our board of directors to the conclusion on suitability of each person to serve as a director.

Name	Age	Position
Corey N. Fishman	59	Director, President and Chief Executive Officer
Michael W. Dunne	64	Director
Beth P. Hecht (1)(2)	60	Director
Ronald M. Hunt (1)(2)(3)	59	Director
David G. Kelly (2)(3)	63	Director
(1) Member of the compensation committee
(2) Member of the audit committee
(3) Member of the nominating and corporate governance committee

Corey N. Fishman has served as our President and Chief Executive Officer and as a member of our board of directors since November 2015. From August 2010 to February 2015, Mr. Fishman served as chief operating officer of Durata Therapeutics, Inc., a pharmaceutical company acquired by Actavis plc, a pharmaceutical company, and he also served as chief financial officer of Durata Therapeutics, Inc., from June 2012 to February 2015. From 2008 to 2010, Mr. Fishman served as chief financial officer of GANIC Pharmaceuticals, Inc., a pharmaceutical company. From 2002 to 2008, Mr. Fishman served in a variety of roles at MedPointe Healthcare, Inc., a specialty pharmaceutical company acquired by Meda AB, including as chief financial officer from 2006 to 2008. Mr. Fishman previously served on the board of directors of Momenta Pharmaceuticals, Inc., a biotechnology company, from September 2016 until June 2020 and BioSpecifics Technology Corporation, a biopharmaceutical company, from April 2020 until its acquisition by Endo International plc in December 2020. Mr. Fishman holds a B.A. in economics from the University of Illinois at Urbana-Champaign and an M.S.M. in finance from the Krannert School of Management at Purdue University. We believe Mr. Fishman is qualified to serve on our board of directors due to his role as a founder of our Company, his deep knowledge of our Company and his extensive background in the pharmaceutical industry.

Michael W. Dunne has served as a member of our board of directors since December 2020. Since December 2020 Dr. Dunne has served as the chief medical officer at the Gates Medical Research Institute. Previously, Dr. Dunne served as our chief scientific officer from November 2015 to December 2020 and served as a consultant for us until March 31, 2022 and has served as a consultant for one of our wholly-owned subsidiaries since December 2020. From November 2014 until September 2015, Dr. Dunne was vice president of research and development at Actavis plc. From September 2010 to October 2014, Dr. Dunne served as chief medical officer of Durata Therapeutics, Inc., where he previously served as acting chief medical officer on a consulting basis from December 2009 to September 2010. From 1992 to 2009, Dr. Dunne served in a variety of roles in connection with the clinical development of numerous infectious disease compounds at Pfizer Inc., a biopharmaceutical company, including as the vice president, therapeutic area head of development for infectious disease from 2001 to 2009. Dr. Dunne served as a member of the board of directors of Aviragen Therapeutics, Inc, a biotechnology company from 2015 to 2018. Dr. Dunne holds a B.A. in economics from Northwestern University and an M.D. from the State University of New York Health Sciences Center. He completed his internal medicine residency and fellowships in infectious diseases and pulmonary medicine at Yale University School of Medicine. We believe Dr. Dunne is qualified to serve on our board of directors due to his role as co-founder of the Company, his deep knowledge of our Company and his extensive background and medical experience in infectious disease.

Beth P. Hecht has served as a member of our board of directors since March 2021. Since October 2021, Ms. Hecht has served as chief legal officer and corporate secretary of Xeris Biopharma Holdings Inc., a specialty pharmaceutical company. From January 2019 to October 2021, Ms. Hecht served as senior vice president, general counsel and corporate secretary of Xeris Pharmaceuticals, Inc., a specialty pharmaceutical company. From October 2012 to December 2018, Ms. Hecht served as managing director and chief legal and administrative officer for Auven Therapeutics Management L.L.P., a global biotechnology and pharmaceutical private equity firm. Ms. Hecht previously served on the board of directors of Neos Therapeutics, Inc. a pharmaceutical company, from September 2015 until its acquisition by Aytu BioPharma Inc., formerly Aytu Bioscience, Inc., in March 2021 and also served on the board of directors of Aytu BioScience Inc. from March 2021 until May 2021. Ms. Hecht is a graduate of Amherst College and Harvard Law School and started her career as an attorney specializing in intellectual property and corporate transactions at Willkie Farr & Gallagher (New York) and then Kirkland & Ellis (New York). We believe Ms. Hecht is qualified to serve on our board of directors due to her extensive experience in the pharmaceutical industry and her service on the boards of directors of other pharmaceutical companies.

Ronald M. Hunt has served as a member of our board of directors since November 2015. Since 2005, Mr. Hunt has served as a managing director and member of New Leaf Venture Partners, L.L.C., a venture capital firm. Previously, Mr. Hunt served as a partner at the Sprout Group, a venture capital firm, and was a consultant with consulting firms Coopers & Lybrand Consulting and The Health Care Group. Mr. Hunt also previously served in various sales and marketing positions at Johnson & Johnson and SmithKline Beecham Pharmaceuticals. Mr. Hunt currently serves as a board member of Rallybio Corporation, a clinical-stage biotechnology company, and on the boards of a number of private pharmaceutical and healthcare companies. Mr. Hunt previously served on the board of directors of Harpoon Therapeutics, Inc., from 2017 to March 2024 and Neuronetics, Inc. from 2015 to May 2019. Mr. Hunt holds a B.S. from Cornell University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Hunt is qualified to serve on our board of directors due to his investment experience, his experience in the pharmaceuticals industry and his service on the boards of directors of other biopharmaceutical companies.

David G. Kelly has served as a member of our board of directors since August 2016. From September 2014 to January 2020, Mr. Kelly served as the executive vice president, Ireland of Horizon Therapeutics, plc, a biopharmaceutical company. Mr. Kelly served as managing director, Ireland of Horizon Therapeutics, plc until July 2018. From February 2012 to September 2014, Mr. Kelly served as chief financial officer of Vidara Therapeutics Inc., a pharmaceutical company. From May 2005 to January 2012, Mr. Kelly served as chief financial officer of AGI Therapeutics plc, a pharmaceutical company. Mr. Kelly also served as senior vice president, finance and planning of Warner Chilcott plc (formerly Galen Holdings plc), a pharmaceutical company listed on the London Stock Exchange (LSE). In addition, Mr. Kelly held roles at Elan Corporation, a pharmaceutical company, and KPMG. Mr. Kelly holds a B.A. in economics from Trinity College, Dublin and is also a member of the Institute of Chartered Accountants in Ireland (ACA). We believe Mr. Kelly is qualified to serve on our board of directors due to his experience as a senior executive, particularly within the life science industry, including his experience in finance.

Former Members of our Board of Directors

Brenton K. Ahrens served as a member of our board of directors from November 2015 to May 2023, and as a member of our audit committee from February 2016 to May 2023 and nominating and corporate governance committee from March 2021 to May 2023.

Mark Chin served as a member of our board of directors from May 2017 to December 2023, as a member of our compensation committee from September 2017 to December 2023 and as a member of our audit committee from May 2018 to December 2023.

Composition of the Board of Directors and Meetings

As outlined above, our Articles of Association provide that the number of directors shall not be less than two (2) nor more than thirteen (13), with the exact number to be determined by the board, currently five (5).

Under the Irish Companies Act 2014, and notwithstanding anything contained in our Articles of Association or in any agreement between us and any director, our shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, at a meeting held on no less than 28 days’ notice and at which the director is entitled to be heard. Our Articles of Association also provide that the office of a director will be vacated in certain circumstances including if the director resigns his or her office by notice in writing or is requested to resign in writing by not less than a majority of the other directors. Under our Articles of Association, our board of directors has the authority to appoint directors to the board either to fill a vacancy or as an additional director. If the board fills a vacancy, the director will hold this position as a director for a term that will coincide with the remaining term of the relevant class of director.

Board Determination of Independence

Applicable rules of The Nasdaq Stock Market, or Nasdaq, require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that within one year of the date of the completion of an initial public offering, all the members of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In order to be considered independent for purposes of Rule 10C-1 under the Exchange Act, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2024, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Ms. Hecht, Mr. Hunt, Mr. Kelly, representing three of our five current directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Mr. Fishman is not an independent director under Rule 5605(a)(2) because he is our President and Chief Executive Officer. Dr. Dunne is not an independent director under Rule 5605(a)(2) as he has received compensation from the Company in excess of $120,000 during a period of twelve consecutive months within the three years preceding the determination of independence. Our board of directors has also determined that Messrs. Kelly and Hunt and Ms. Hecht, who comprise our audit committee, Mr. Hunt and Ms. Hecht, who comprise our compensation committee, and Messrs. Hunt and Kelly, who comprise our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and Nasdaq. In making such determination, our board of directors considered the relationships that each such non-employee director has with our Company, including the transactions described below in “Certain Relationships and Related Party Transactions”, and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our shares by each non-employee director as described above in “Share Ownership of Certain Beneficial Owners and Management”.

Nasdaq Diversity Matrix

In accordance with Nasdaq’s Board Diversity Rule, we have included our board diversity matrix in this proxy statement as set forth below.

Board Diversity Matrix (as of April 26, 2024)
Total Number of Directors	5
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4	0	0
Part II: Demographic Background
African American or Black	0	0
Alaskan Native or Native American	0	0
Asian	0	0
Hispanic or Latinx	0	0
Native Hawaiian or Pacific Islander	0	0
White	1	4
Two or More Races or Ethnicities	0	0
LGBTQ+	0	0
Did Not Disclose Orientation	0	0

Our board diversity matrix as of March 16, 2023 can be found in the proxy statement for our 2023 Annual General Meeting of Shareholders, which was filed with the SEC on March 16, 2023.

Meetings of the Board of Directors

Our board holds at least four regular meetings each year. Directors are expected to attend all meetings of the board and any committees on which they serve.

Our Articles of Association provide that each director and the auditors are entitled to attend and speak at any general meetings of shareholders of the Company. All of our directors attended our annual general meeting of shareholders in 2023.

Our board of directors met 8 times during 2023 and acted by written consent 5 times. During 2023, no incumbent directors attended less than 75% of the aggregate of (i) the total number of meetings of the board and (ii) the total number of meetings of committees of the board on which he/she served, if any.

Board Leadership Structure

Ronald M. Hunt, an independent director under applicable Nasdaq rules, currently serves as chairman of our board. Mr. Hunt’s duties as chairman of the board include determining the frequency and length of board meetings, recommending when special meetings of the board should be held, preparing or approving the agenda for each board meeting, chairing meetings of the board and of our independent directors, meeting with any director who is not adequately performing his or her duties as a member of the board or any committee of the board, facilitating communications between management and the board of directors, and assisting with other corporate governance matters.

Our board of directors believes that separating the duties of the chairman of the board from the duties of our chief executive officer enhances the board’s oversight of, and independence from, management, while also allowing our chief executive officer to focus on our day-to-day business operations instead of board administration.

Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board of directors. The charters for each of these committees are available on our website at www.iterumtx.com.

Audit Committee

Our audit committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of David G. Kelly, Ronald M. Hunt and Beth P. Hecht. The chairperson of our audit committee is Mr. Kelly. The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•
recommending a qualified firm to serve as the independent registered public accounting firm to audit our financial statements to the board of directors;
•
helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
reviewing, upon completion of the audit, the Irish Statutory Financial Statements proposed to be filed with our annual return at the Irish Companies Registration Office;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing related party transactions;
•
coordinating the board of directors’ oversight of our internal controls over financial reporting, including discussing with management and the independent registered public accounting firm the integrity of our financial reporting processes and internal controls;
•
overseeing cybersecurity risk management and providing regular reports to the board of directors addressing cybersecurity as part of our overall risk management program;
•
reviewing updates from management and providing feedback regarding cybersecurity matters, including cybersecurity risks and/or incidents and related responses on our cybersecurity position;
•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm;
•
discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled; and
•
supporting the board in minimizing the risks related to invested capital and ensuring that management administers the Company’s investment portfolio in accordance with the guidelines set out in the corporate investment policy.

Our board of directors has determined that Messrs. Kelly and Hunt and Ms. Hecht each satisfy the independence standards for such committee established by the SEC and the Nasdaq Stock Market.

Our board of directors has determined that Mr. Kelly is an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of our audit committee has the requisite financial expertise required under the applicable requirements of the Nasdaq Stock Market. In arriving at this determination, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our audit committee met 4 times in 2023 and acted by written consent 2 times in 2023.

Compensation Committee

Our compensation committee consists of Ronald M. Hunt and Beth P. Hecht. The chairperson of our compensation committee is Mr. Hunt.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•
reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•
reviewing and recommending to our board of directors the compensation of our directors;
•
administering our share and equity incentive plans and delegating authority to subcommittees of the compensation committee to grant share awards under our equity incentive plans to persons who are then subject to Section 16 of the Exchange Act;
•
selecting independent compensation consultants, legal counsel or other advisors;
•
interpreting and implementing our Compensation Recovery Policy (“Clawback Policy”) in a manner that is consistent with NASDAQ Listing Rule 5608 and any other applicable law, and, if practicable and necessary, determining the appropriate means to recover erroneously awarded incentive-based compensation;
•
reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers; and
•
reviewing and making recommendations to our board of directors regarding incentive compensation and equity plans.

Our compensation committee met 2 times in 2023 and acted by written consent 2 times in 2023.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ronald M. Hunt and David G. Kelly. The chairperson of our nominating and corporate governance committee is Mr. Hunt.

Specific responsibilities of our nominating and corporate governance committee include:

•
reviewing periodically and evaluating director performance on our board of directors and its applicable committees, and recommending to our board of directors and management areas for improvement;
•
interviewing, evaluating, nominating and recommending individuals for membership on our board of directors;
•
administering the process outlined in our Articles of Association concerning shareholder nominations for director candidates;
•
reviewing developments in corporate governance practices and recommending to our board of directors any amendments to our corporate governance policies;
•
overseeing and reviewing our processes and procedures to provide information to our board of directors and its committees; and
•
overseeing succession planning for senior executives.

Our nominating and corporate governance committee met 2 times in 2023 and acted by written consent 1 time in 2023.

Board Processes

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operations risks; our audit committee oversees risk management activities related to financial risk exposures and the steps management has taken to monitor and control these exposures, as well as legal and compliance risks and risks relating to cybersecurity; our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning and monitors the effectiveness of our corporate governance guidelines; and our compensation committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss such risks.

Director Nomination Process

Generally, the board will be responsible for nominating directors for election to the board by the Company’s shareholders at the annual general meeting of shareholders and the persons to be elected by the board to fill any vacancies on the board. The nominating and corporate governance committee is responsible for identifying, reviewing and evaluating and recommending to the board candidates to serve as directors of the Company, in accordance with its charter and consistent with the criteria set by the board in our corporate governance guidelines described below under “Corporate Governance Guidelines”. The board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In making such recommendations, the nominating and corporate governance committee shall consider candidates proposed by the Company’s shareholders and shall review and evaluate information available to it regarding such candidates and shall apply the same criteria and shall follow substantially the same process in considering them, as it does in considering other candidates. Shareholders may nominate individuals as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the shareholder or group of shareholders making the nomination, including the number of ordinary shares owned by such shareholder or group of shareholders, in writing to the nominating and corporate governance committee, c/o Secretary, Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland. The nominating and corporate governance committee will evaluate shareholder-recommended candidates by following substantially the same process outlined above.

The nominating and corporate governance committee shall also administer the process outlined in our Articles of Association concerning shareholder nominations for director candidates. Shareholders must follow the formal procedures described in our Articles of Association and in “Shareholder Proposals for 2024 Annual General Meeting of Shareholders” below in connection with any such nomination.

The nominating and corporate governance committee has not adopted a formal diversity policy but will consider issues of diversity among its members in identifying and considering nominees for director as well as age, skill and such other factors as it deems appropriate given the current needs of the board and the Company, to maintain a balance of knowledge, experience and capability.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our Company and shareholders. The guidelines provide that:

•
the core responsibility of our board is to provide oversight of, and strategic guidance to, senior management;
•
the board will be composed of not less than a majority of independent directors, subject to any exceptions permitted by Nasdaq listing standards;
•
the independent directors of the board will meet periodically in executive session at least two times per year or such greater number as required by the Nasdaq listing standards;
•
board members have complete and open access to our management; and
•
the nominating and corporate governance committee will conduct an annual self-evaluation to determine whether the board and its committees are functioning effectively.

A copy of the Corporate Governance Guidelines is publicly available on our website at https://www.iterumtx.com/.

Shareholder Communications to the Board of Directors

Shareholders who have questions or concerns should contact our Investor Relations department at +1 312 778 6073 or by email to IR@iterumtx.com. Shareholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to Board of Directors c/o Secretary, Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland. Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Communications will be forwarded to other directors if they relate to substantive matters that the chairman of our board, in consultation with legal counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we receive repetitive or duplicative communications.

Compensation Committee Interlocks and Insider Participation

During 2023, the members of our compensation committee were Ronald M. Hunt (Chairman), Mark Chin and Beth P. Hecht. No member of our compensation committee is, or has ever been, an officer or employee of our Company. None of our executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our compensation committee.

Executive Officers

The following table sets forth information regarding our executive officers as of March 31, 2024:

Name	Age	Position
Corey N. Fishman	59	Director, President and Chief Executive Officer
Sailaja Puttagunta	55	Chief Medical Officer
Judith M. Matthews	54	Chief Financial Officer

In addition to the biographical information for Mr. Fishman, which is set forth above, set forth below is certain biographical information about Dr. Puttagunta and Ms. Matthews:

Dr. Sailaja Puttagunta has served as our Chief Medical Officer since December 2021, and previously served as our Vice President of Clinical Development from January 2016 to December 2018. From October 2019 to December 2021, Dr. Puttagunta served as chief medical officer at BiomX Inc., a public biotechnology company, and from December 2018 to October 2019, she served as chief medical officer of BiomX Ltd. until its merger with BiomX, Inc. in October 2019. From January 2015 to January 2016, Dr. Puttagunta served as vice president of medical affairs at Allergan plc, formerly Actavis plc, a pharmaceutical company. From August 2014 to December 2014, Dr. Puttagunta served as vice president of development and medical affairs at Durata Therapeutics, Inc., a pharmaceutical company, and from June 2012 to July 2014, she served as Durata’s executive director of clinical and medical affairs. From 2006 to May 2012, Dr. Puttagunta served as a medical director at Pfizer Inc., a pharmaceutical company. Dr. Puttagunta graduated from Gandhi Medical College in Hyderabad, India and completed her residency in Internal Medicine and a fellowship in Infectious Diseases at Yale University School of Medicine. She also holds an M.S. in Biochemistry from the New York University School of Medicine.

Judith M. Matthews has served as our Chief Financial Officer since November 2015. From 2012 to February 2015, Ms. Matthews served as vice president of finance at Durata Therapeutics, Inc. From 2009 to 2012, Ms. Matthews served as head of financial planning & analysis at Bally Total Fitness Corporation, a fitness club chain. From 2004 to 2008, Ms. Matthews served as vice president of finance for the Sterno Group, a subsidiary of Blyth, Inc., a home products company. Ms. Matthews holds a B.A. in accounting from the University of Illinois at Urbana-Champaign and a Master of Management in finance and marketing from the Kellogg School of Management at Northwestern University.

executive officer and director compensation

The following discussion provides details of the compensation and other benefits paid by us and our subsidiaries to certain executive officers for services provided for the years ended December 31, 2023 and 2022 and to the members of our board of directors for services provided for the year ended December 31, 2023.

Executive and Director Compensation Processes

Our executive compensation program is administered by our compensation committee, subject to oversight by our board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and approves, or recommends for approval by the board, the compensation of the Company’s executives.

Our compensation committee periodically reviews and makes recommendations to the board of directors with respect to director compensation. As and when required, our Company has retained the services of Coda Advisors LLC, or Coda, as an independent compensation consultant to provide comparative data on executive compensation practices in our industry and to provide advice to the compensation committee in relation to our executive compensation program. While Coda has provided advice to the Company and the compensation committee in relation to such compensation practices, the compensation committee ultimately makes its own decisions with regard to our executive and director compensation programs.

For the year ended December 31, 2023, the compensation committee reviewed information regarding the independence and potential conflicts of interest of Coda, taking into account, among other things (i) the provision of other services to the Company by Coda; (ii) the amount of fees received by Coda from the Company as a percentage of its total revenue; (iii) Coda’s policies and procedures to prevent conflicts of interest; (iv) any business or personal relationships that Coda has with any member of the compensation committee; (v) any shares held by Coda in the Company; and (vi) any business or personal relationship Coda or Coda employees have with any executive officers of the Company. Based on this review, the compensation committee concluded that the engagement did not raise any conflict of interest.

Executive Officer Summary Compensation Table

The following table provides details of the compensation and other benefits paid or accrued by us and our subsidiaries to our named executive officers for the year ended December 31, 2023, who are our President and Chief Executive Officer, Corey N. Fishman, and our two next most highly compensated executive officers, Dr. Sailaja Puttagunta, our Chief Medical Officer, and Ms. Judith M. Matthews, our Chief Financial Officer:

Name and Principal Position	Year Ended December 31,	Salary ($)	Bonus(1) ($)	Share Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Corey N. Fishman	2023	611,831	360,311	—	220,000	320,709	5,960	1,518,811
President and Chief Executive Officer	2022	588,758	486,906	—	—	292,144	4,902	1,372,710
Sailaja Puttagunta	2023	492,417	237,263	—	60,000	211,185	5,960	1,006,825
Chief Medical Officer	2022	475,000	86,000	—	—	192,375	2,519	755,894
Judith M. Matthews	2023	411,211	176,120	—	80,000	156,763	3,680	827,774
Chief Financial Officer	2022	395,395	238,000	—	—	142,800	2,622	778,817

(1) The amounts reported in the “Bonus” column for Mr. Fishman and Ms. Matthews during 2023 and 2022 and the amounts paid to Dr. Puttagunta during 2023 reflect certain discretionary cash bonuses paid to our executive officers to incentivize the continued dedication of executives and the amount reported in the “Bonus” column for Dr. Puttagunta during 2022 reflects a bonus paid to Dr. Puttagunta within 30 days of the six month anniversary of her commencing employment in accordance with the terms of her offer letter with Iterum Therapeutics US Limited.

(2) The amounts reported do not reflect the amounts actually received by our executive officers. Instead, these amounts reflect the aggregate grant date fair values of share options granted to each of our executive officers during the year ended December 31, 2023 as computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, 718. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our executive officers who have received share options will only realize compensation with regard to these share options to the extent the trading price of our ordinary shares is greater than the exercise price of such share options and such share options vest.

(3) Amount represents cash bonuses earned for the 12-month periods ending December 31, 2023 and 2022, respectively. Amounts disclosed for the year ended December 31, 2023 exclude payments made in 2023 for 2022 bonuses. Amounts disclosed for the year ended December 31, 2022 exclude payments made in 2022 for 2021 bonuses.

(4) Includes the dollar value of life insurance premiums paid by the company for the benefit of such executive.

Narrative Disclosure to Executive Officer Summary Compensation Table

Base Salary

During the year ended December 31, 2023, we paid annualized base salaries of $613,798 to Mr. Fishman, $494,000 to Dr. Puttagunta and $412,533 to Ms. Matthews. During the year ended December 31, 2022, we paid annualized base salaries of $590,190 to Mr. Fishman, $475,000 to Dr. Puttagunta and $396,666 to Ms. Matthews.

In February 2024, our compensation committee approved an increase to the annualized base salaries of our executive officers, effective February 1, 2024, as follows: $632,212 for Mr. Fishman, $516,230 for Dr. Puttagunta and $431,097 for Ms. Matthews.

None of the named executive officers are currently party to any employment arrangements that provide for automatic or scheduled increases in base salary.

Non-Equity Incentive Plan Compensation

Our named executive officers participate in a cash bonus program which is tied to the achievement of strategic and corporate goals of the Company, which are approved annually by our compensation committee. Our compensation committee determines the amount of these bonuses, if any, based on its assessment of the named executive officers’ performance and that of the Company against goals established annually.

Under their respective employment agreements, the annual target bonus for Mr. Fishman is 55% of his current base salary, the annual target bonus for Dr. Puttagunta is 45% of her current base salary and the annual target bonus for Ms. Matthews is 40% of her current base salary.

At the beginning of each year, our compensation committee reviews the accomplishments of the named executive officers as measured against the previous year’s goals, whether each goal had been achieved and the relative weight that should be given to each goal in determining the cash bonus payment for that year. Based on its review, the compensation committee recommended cash bonus payments of $320,709 to Mr. Fishman, $211,185 to Dr. Puttagunta and $156,763 to Ms. Matthews with respect to the year ended December 31, 2023. The compensation committee recommended cash bonus payments of $292,144 to Mr. Fishman, $192,375 to Dr. Puttagunta and $142,800 to Ms. Matthews with respect to the year ended December 31, 2022.

Bonuses

During 2022, the compensation committee also recommended special retention bonus payments for executives of $486,906 to Mr. Fishman and $238,000 to Ms. Matthews on the achievement of certain milestones to incentivize the continued dedication of executives. In connection with her commencement of employment and pursuant to the terms of her employment agreement, Dr. Puttagunta was paid $86,000 within thirty days of the six month anniversary of her start date.

During 2023, the compensation committee also recommended special retention bonus payments for executives of $506,383 to Mr. Fishman, $333,450 to Dr. Puttagunta and $247,520 to Ms. Matthews on the achievement of certain milestones to incentivize the continued dedication of executives.

Equity Incentive Awards

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers and our shareholders. In addition, we believe that our ability to grant share options and other equity-based awards helps us to attract, retain and motivate our executive officers and encourages them to devote their best efforts to our business and financial success.

In January 2023, the compensation committee approved the grant of share options under the 2018 Plan to Mr. Fishman, Dr. Puttagunta and Ms. Matthews to purchase the following number of ordinary shares, which grants will become effective as of March 31, 2023: 275,000 to Mr. Fishman, 75,000 to Dr. Puttagunta; and 100,000 to Ms. Matthews (the “2023 Share Options”). Such share options vested as to 33.33% of the ordinary shares underlying such share options on the first anniversary of the date of grant based on each such named executive officer’s continued service with us through that date and the remaining ordinary shares vesting in 24 equal monthly installments thereafter subject to each such named executive officer’s continued provision of services to us on each vesting date. The compensation committee also approved that in the event of a change of control, the vesting and exercisability of any then-unvested 2023 Share Options held by each of Mr. Fishman, Dr. Puttagunta and Ms. Matthews, will be accelerated in full.

No equity-based awards were granted to executives in 2022. On July 7, 2022, we entered into share option cancellation agreements with each of Mr. Fishman and Ms. Matthews pursuant to which Mr. Fishman and Ms. Matthews agreed to the surrender and cancellation of certain previously granted share options to purchase ordinary shares in order to make available additional shares under our 2018 Plan. The aggregate number of shares underlying the options surrendered by each such officer was as follows: Mr. Fishman, 8,487 ordinary shares, at an exercise price of $195 per share, 10,000 ordinary shares, at an exercise price of $87 per share and 352,000 ordinary shares, at an exercise price of $30.15 per share; Ms. Matthews, 1,591 ordinary shares, at an exercise price of $195 per share, 2,000 ordinary shares, at an exercise price of $87 per share and 129,066 ordinary shares, at an exercise price of $30.15 per share.

Outstanding Equity Awards at December 31, 2023

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2023. All equity awards were granted under our 2015 Equity Incentive Plan, our 2018 Plan and our 2021 Inducement Plan:

	Option Awards				Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price Per Share ($) (2)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Corey N. Fishman	4,356 (3)	—	$49.50	09/11/2027	—	—
	—	275,000 (4)	$1.00	03/31/2031	—	—
Sailaja Puttagunta	60,000 (5)	60,000 (5)	$7.27	9/12/2031	—	—
	—	75,000 (4)	$1.00	03/31/2031	—	—
	—	—	—	—	16,666 (6)	$32,832
Judith M. Matthews	792 (3)	—	$49.50	09/11/2027	—	—
	—	100,000 (4)	$1.00	03/31/2031	—	—

(1) Pursuant to the equity agreements between the named executive officer and us, the vesting of such named executive officer’s share and option awards will accelerate under certain circumstances as described under the section titled “—Potential Payments Upon Termination or Change in Control” below.

(2) The exercise price per share of the share options reflects the fair market value per ordinary share on the date of grant.

(3) Share option that vested as to 25% of the ordinary shares underlying the share option on September 12, 2018 with the remaining ordinary shares vesting in equal monthly installments thereafter until September 12, 2021.

(4) Share option that vest as to 33% of the ordinary shares underlying the share option on March 31, 2024 with the remaining ordinary shares vesting in equal monthly installments thereafter until March 31, 2026, subject to continued service with us through each relevant vesting date.

(5) Share option that vested as to 25% of the ordinary shares underlying the share option on December 1, 2022 with the remaining ordinary shares vesting in equal monthly installments thereafter until December 1, 2025, subject to continued service with us through each relevant vesting date. This award was granted under our 2021 Inducement Plan as an inducement material to Dr. Puttagunta’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

(6) Restricted share units that vested as to 25% of the shares underlying the award on December 1, 2022 with the remaining shares scheduled to vest annually in three equal installments thereafter, subject to continued service with us through each relevant vesting date. This award was granted under our 2021 Inducement Incentive Plan as an inducement material to Dr. Puttagunta’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

Employment Agreements with Executive Officers

We have entered into offer letters with each of our named executive officers. The offer letters generally provide for at-will employment and set forth the executive’s initial base salary, target variable compensation, eligibility for employee benefits, the terms of initial equity grants and severance benefits on a qualifying termination. Each of our named executive officers has also executed our standard form proprietary information agreement. Any potential payment and benefits due upon a termination of employment or change of control of us are further described below.

Corey N. Fishman serves as our President and Chief Executive Officer. On November 18, 2015, Mr. Fishman entered into an offer letter with Iterum Therapeutics US Limited, our indirect wholly owned subsidiary. The offer letter has no specific term and constitutes an at-will employment arrangement. On May 2, 2018, Mr. Fishman entered into an amended offer letter, which became effective upon the closing of our initial public offering pursuant to which Mr. Fishman’s base salary became $540,000, and his discretionary annual target performance bonus increased from 50% to 55% of his annual base salary. His base salary was reviewed in December 2020 and increased to $573,000, effective January 1, 2021. His base salary was reviewed in January 2022 and increased to $590,190, effective February 1, 2022. His base salary was reviewed in January 2023 and increased to $613,798, effective February 1, 2023. His base salary was reviewed in January 2024 and increased to $632,212, effective February 1, 2024.

Sailaja Puttagunta serves as our Chief Medical Officer. On October 27, 2021, Dr. Puttagunta entered into an offer letter with Iterum Therapeutics US Limited, our indirect wholly owned subsidiary. The offer letter has no specific term and constitutes an at-will employment arrangement. Dr. Puttagunta commenced employment on December 1, 2021. Dr. Puttagunta’s base salary is $475,000 and her discretionary annual target performance bonus is 45% of her annual base salary. Dr. Puttagunta was also entitled to an initial bonus payment of $86,000 within 30 days of commencing employment and a subsequent bonus payment of $86,000 within 30 days of the six-month anniversary of commencement of employment, conditioned upon Dr. Puttagunta’s continuing employment with the Company on such payment date. Dr. Puttagunta’s base salary was reviewed in January 2023 and increased to $494,000, effective February 1, 2023. Her base salary was reviewed in January 2024 and increased to $516,230, effective February 1, 2024.

Judith M. Matthews serves as our Chief Financial Officer. On November 18, 2015, Ms. Matthews entered into an offer letter with Iterum Therapeutics US Limited, our indirect wholly owned subsidiary. The offer letter has no specific term and constitutes an at-will employment arrangement. Ms. Matthews entered into an amended offer letter, which became effective upon the closing of our initial public offering pursuant to which Ms. Matthews’ base salary became $350,000, and her discretionary annual target performance bonus increased from 25% to 35% of her annual base salary. In January 2022 our compensation committee approved an increase in Ms. Matthew’s annual target performance bonus to 40%. Ms. Matthew’s base salary was reviewed in December 2020 and increased to $381,410, effective January 1,

2021. Her base salary was reviewed in January 2022 and increased to $396,666, effective February 1, 2022. Her base salary was reviewed in January 2023 and increased to $412,533, effective February 1, 2023. Her base salary was reviewed in January 2024 and increased to $431,097, effective February 1, 2024.

Potential Payments Upon Termination or Change in Control

Our agreements with each of our named executive officers provide that upon the termination of his or her employment by us other than for cause (other than due to death or disability), or by the named executive officer with good reason (each as defined below), he or she will be entitled to receive the following severance benefits:

•
cash severance equal to a fixed number of months of such executive’s base salary (twelve months in the case of Mr. Fishman and nine months in the case of Dr. Puttagunta and Ms. Matthews), payable in installments following such termination in the form of base salary continuations; and
•
Company-paid COBRA premiums for up to 12 months (or 18 months for Mr. Fishman) following such executive’s termination date.

“Cause” for termination as used in each of the offer letters means (a) commission or conviction by the named executive officer (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (b) commission by the named executive officer or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against the Company; (c) material breach by the named executive officer of his or her duties to the Company; (d) intentional damage by the named executive officer to any property of the Company; (e) misconduct, or other violation of Company policy that causes harm; (f) material violation by the named executive officer of any written and fully executed contract or agreement between him or her and the Company; or (g) conduct by the named executive officer which, in the good faith and reasonable determination of the Company, demonstrates gross unfitness to serve. The determination that a termination is for Cause shall be made by the Company in its sole discretion.

Pursuant to each of the offer letters, the named executive officer shall have “good reason” for resigning from employment with the Company if any of the following actions are taken by the Company without his or her prior written consent: (a) a material reduction in his or her base salary, which is a reduction of at least 10% of his or her base salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (b) a material reduction in his or her duties (including responsibilities and/or authorities), provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” in and of itself unless his or her new duties are materially reduced from the prior duties; or (c) relocation of the name executive officer’s principal place of employment to a place that increases his or her one-way commute by more than fifty (50) miles as compared to his or her then-current principal place of employment immediately prior to such relocation.

If such a qualifying termination occurs within the period beginning one month prior to and ending 12 months following a change of control of us, the cash severance payment entitlement described above will increase to 12 months of such executive’s then current base salary in the case of Dr. Puttagunta and Ms. Matthews, and to 18 months of his then current base salary in the case of Mr. Fishman. The executives will also be entitled to an additional cash payment equal to a percentage of such executives’ target annual bonus for the year of termination, equal to 100% in the case of Dr. Puttagunta and Ms. Matthews and 150% in the case of Mr. Fishman.

Each offer letter also contains a “better after-tax” provision, which provides that if any of the payments to such named executive officer constitutes a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

Payment of any of the severance benefits described above is also conditioned on the named executive officer’s delivery and non-revocation of a general release of claims in our favor.

In addition, pursuant to the equity agreements between each of the named executive officers and us, in the event of a qualifying termination in connection with a change of control, the vesting and exercisability of any then-unvested share options, restricted share unit awards or any other share awards outstanding under the 2015 Plan, the 2018 Plan and/or the 2021 Inducement Plan held by each of Mr. Fishman, Dr. Puttagunta and Ms. Matthews, will be accelerated in full.

On March 11, 2020, on recommendation from the compensation committee, our board of directors approved the creation of a carve out plan to reward certain key employees including Mr. Fishman, Ms. Matthews and Dr. Puttagunta in the event of a change of control. The aggregate amount payable under the plan will be calculated on a tiered basis based on the upfront consideration payable to us and our ordinary shareholders in connection with such change of control, with potential aggregate amounts payable under the plan falling within a range around approximately 2.5% of the upfront consideration. The other terms of the plan and each executive’s entitlement to participate are to be determined at the time of the change of control transaction.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officer (“PEO”) and the average of our other Named Executive Officers (“NEOs”) and certain financial metrics of the Company. The following table also provides information regarding company performance over the same periods as well as the relationship of “compensation actually paid” to our PEO and NEOs to company performance.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2) (3)	Average Summary Compensation Table Total for non PEO NEOs ($) (4)	Average Compensation Actually Paid to non PEO NEOs ($) (5)	Total Shareholder Return ($) (6)	Net Loss ($ in thousands) (7)
2023	1,518,811	1,748,073	917,300	1,011,521	14.29	(38,371)
2022	1,372,710	1,453,333	767,356	732,197	33.50	(44,434)

(1) Reflects compensation (as reported in the Summary Compensation Table) for our PEO, Mr. Corey Fishman, in 2022 and 2023.

(2) Calculated in accordance with Item 402(v)(2) of Regulation S-K. The Compensation Actually Paid Schedule shown below sets forth the adjustments made during each year represented in the Pay Versus Performance Table to arrive at the “compensation actually paid” to our Chief Executive Officer.

Year	Summary Compensation Table Total for PEO ($) (1)	Deductions for Reported Grant Date Fair Value of Stock Awards ($) (a)	Deductions for Reported Grant Date Fair Value of Option Awards (a)	Additions for Pay Versus Performance Equity Adjustments (b)	Compensation Actually Paid ($)
2023	1,518,811	-	(220,000)	449,262	1,748,073
2022	1,372,710	-	-	80,623	1,453,333

a)
Reflects the amounts reported in the Stock Awards and Option Awards columns of the Summary Compensation Table in the relevant years.
b)
The pay versus performance equity adjustments reflect the aggregated sum of the following values for the respective years:

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years That Vested in the Covered Year ($)	Total Pay Versus Performance Equity Adjustments ($)
2023	435,502	-	13,760	449,262
2022	-	-	80,623	80,623

(3) Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. RSUs are valued based on the closing stock price on the applicable vesting date(s). Stock options are valued using a Black-Scholes model as at the relevant measurement dates.

(4) Reflects compensation our non-PEO NEOs, Dr. Sailaja Puttagunta and Ms. Judith M. Matthews, in 2022 and 2023. The dollar amounts reported in column (d) represent the average of the compensation reported for the non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table.

(5) Average “compensation actually paid” for the non-PEO NEOs has been calculated in accordance with Item 402(v)(2) of Regulation S-K. The Compensation Actually Paid Schedule shown below sets forth the adjustments made during each year represented in the Pay Versus Performance Table to arrive at the average “compensation actually paid” to our non-PEO NEOs.

Year	Summary Compensation Table Total ($)	Deductions for Reported Grant Date Fair Value of Stock Awards ($) (a)	Deductions for Reported Grant Date Fair Value of Option Awards ($) (a)	Additions for Pay Versus Performance Equity Adjustments ($) (b)	Compensation Actually Paid ($)
2023	917,300	-	(70,000)	164,221	1,011,521
2022	767,356	-	-	(35,159)	732,197

a)
Reflects the average amounts reported in the Stock Awards and Option Awards columns of the Summary Compensation Table in the relevant years.
b)
The pay versus performance equity adjustments reflect the aggregated sum of the following values for the respective years:

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years That Vested in the Covered Year ($)	Total Pay Versus Performance Equity Adjustments ($)
2023	138,569	-	25,652	164,221
2022	-	-	(35,159)	(35,159)

(6) The cumulative total shareholder return amounts reported are calculated by dividing the difference between the Company’s share price at the end of the applicable measurement period and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The Company did not pay any dividends during the measurement periods.

(7) The dollar amounts are the Company’s net loss amounts reflected in the Company’s audited financial statements for the applicable year.

The following graph visually describes the relationship between “compensation actually paid” to our PEO and the average “compensation actually paid” to our other non-PEO NEOs, to the cumulative total shareholder return of the Company.

Compensation Actually Paid Versus Total Shareholder Return
Compensation Actually Paid (in millions)
$2.0
$1.8
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
Total Shareholder Return
$40
$35
$30
$25
$20
$15
$10
$5
$0
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO NEOs
Total Shareholder Return

The following graph visually describes the relationship between “compensation actually paid” to our PEO and the average “compensation actually paid” to our other non-PEO NEOs, to net income (loss).

Compensation Actually Paid Versus Net Income (loss)
Compensation Actually Paid (in millions)
$2.0
$1.8
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
(35,000)
(36,000)
(37,000)
(38,000)
(39,000)
(40,000)
(41,000)
(42,000)
(43,000)
(44,000)
(45,000)
Net Income (loss) (in thousands)
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO NEOs
Net Income (loss)

Director Compensation – Summary Compensation Table

The following table shows the total compensation paid or accrued by us and our subsidiaries during the year ended December 31, 2023, to each of our current non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)(2) ($)	Share Awards (1)(3) ($)	All Other Compensation (4) ($)	Total ($)
Brenton K. Ahrens (5)	—	—	—	—	—
Mark Chin (6)	68,500	—	—	—	68,500
Michael Dunne, M.D.	55,000		—	60,000	115,000
Beth P. Hecht	68,500		—	—	68,500
Ronald M. Hunt	88,750		—	—	88,750
David G. Kelly	74,000	—	—	—	74,000

(1) The amounts reported do not reflect the amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair values of share options and restricted share units granted to our directors during the year ended December 31, 2023, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors who have received share options will only realize compensation with regard to these share options to the extent the trading price of our ordinary shares is greater than the exercise price of such share options.

(2) The aggregate number of shares subject to outstanding share options units held by each of our non-employee directors as of December 31, 2023 were as follows: Mr Ahrens: 0; Mr Chin: 0; Dr. Dunne 13,742; Ms. Hecht 0; Mr. Hunt: 43,886; and Mr. Kelly: 51,850.

(3) No outstanding restricted share units were held by our non-employee directors as of December 31, 2023.
(4) Represents consulting fees incurred in connection with Dr. Dunne’s consulting arrangement.

(5) Mr. Ahrens did not stand for re-election to our board of directors at our 2023 Annual General Meeting of Shareholders held on May 3, 2023 and his service as a director ceased on the date of such meeting.

(6) Mr. Chin resigned as a member of our board of directors on December 31, 2023.

In May 2023 the board of directors resolved to suspend annual equity awards due to be granted to non-employee directors pursuant to our Amended and Restated Non-Employee Director Compensation Policy and any further grants of awards pursuant to that policy to be made in lieu of cash compensation. In lieu of the annual equity award to be made at the 2023 annual general meeting of shareholders, it was resolved to pay a cash amount of $40,000 to the non-employee directors.

Consulting Agreement

During 2023, we compensated Michael Dunne, M.D., our former chief scientific officer and current member of our board of directors, pursuant to a consulting agreement entered into with our subsidiary, Iterum Therapeutics International Limited (“ITIL”), dated May 25, 2022, (the “Consulting Agreement”), effective May 1, 2022. The Consulting Agreement entitles Dr. Dunne to consulting fees of $5,000 per month for the provision of general support and strategic advice in connection with the potential resubmission of the new drug application for oral sulopenem including the design and conduct of a Phase 3 clinical trial to support such resubmission. The Consulting Agreement was amended, effective December 31, 2022, to extend the term of the 2022 Consulting Agreement by six months, or until June 30, 2023. It was further amended on June 15, 2023 to extend the term by six months, or until December 31, 2023 and again on December 27, 2023 to extend the term until June 30, 2024. An aggregate of $60,000 was expensed for services provided by Dr. Dunne in 2023 pursuant to the Consulting Agreement, as amended.

Non-Employee Director Compensation Policy

Under our Amended and Restated Non-Employee Director Compensation Policy each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers, each paid in four equal quarterly installments and equity awards. Each director receives an annual base cash retainer of $35,000 for such service. The non-executive chairperson of our board of directors receives an additional annual base cash retainer of $27,500 for such service.

The policy also provides that we compensate the members of our board of directors for service on our committees as follows:

•
The chairperson of our audit committee receives an annual cash retainer of $15,000 for such service and each of the other members of the audit committee receives an annual cash retainer of $7,500.
•
The chairperson of our compensation committee receives an annual cash retainer of $12,000 for such service and each of the other members of the compensation committee receives an annual cash retainer of $6,000.
•
The chairperson of our nominating and corporate governance committee receives an annual cash retainer of $8,000 for such service and each of the other members of the nominating and corporate governance committee receives an annual cash retainer of $4,000.
•
Directors may elect to receive share options or restricted share units, or a mixture of both in lieu of his/her cash retainer on the date on which such retainer would otherwise have been paid in cash on the terms and subject to the conditions set forth below with respect to director equity awards, provided that any such election is made no later than December 31 of the calendar year prior to the year that the compensation is earned; and provided further that each such share option and restricted share unit award will vest in full upon the first anniversary of the vesting commencement date, with the vesting commencement date being the first day of each calendar quarter for which such cash retainer is earned, or the date of election to the board in the case of a newly appointed director.

The policy further provides for the grant of annual equity awards as follows:

•
Each director will receive annual equity awards with a fixed value of $110,000.
•
The equity awards will be granted as a mix of share options and restricted share units, at such director’s discretion. Each director must determine their mix of equity awards no later than 30 days prior to the applicable grant date.
•
All equity awards will vest on the one-year anniversary of the grant date.
•
The value of a share option to be granted under this policy will be determined using the same method we use to calculate the grant-date fair value of share options in our financial statements, except that no provision will be made for estimated forfeitures related to service-based vesting. The actual number of shares to be granted under a restricted share unit award under this policy will be determined by dividing the grant date value by a 30-day volume weighted average trading price (ending on the trading day immediately preceding the grant date).

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our board of director and committee meetings.

In May 2023 the board of directors resolved to suspend annual equity awards due to be granted to non-employee directors pursuant to our Amended and Restated Non-Employee Director Compensation Policy and any further grants of awards pursuant to that policy to be made in lieu of cash compensation. In lieu of the annual equity award to be made at the 2023 annual general meeting of shareholders, it was resolved to pay a cash amount of $40,000 to the non-employee directors.

Clawback Policy

In October 2023, our Board adopted a written Compensation Recovery Policy (“Clawback Policy”) addressing the recovery of incentive-based compensation from current or former covered officers to ensure compliance with the requirements of Nasdaq Listing Rule 5608, which implements Rule 10D-1 under the Exchange Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws, the Company will recover any erroneously awarded incentive-based compensation from current or former officers subject to reporting under Section 16 of the Exchange Act that was received within the applicable recovery period. The Compensation Committee of the Board has the discretion to make all decisions under this policy. Our Clawback Policy is set forth in an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year 2023. The Company did not have an accounting restatement in 2023.

Anti-Hedging and Anti-Pledging Policies

We prohibit our directors, officers, and employees from engaging in the following transactions with respect to securities of the Company:

•
short sales;
•
transactions in put or call options;
•
hedging transactions;
•
margin accounts;
•
pledges; or
•
other inherently speculative transactions.

Risk Considerations in Our Compensation Program

Our compensation committee has reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across our Company. It is our belief that our compensation programs do not encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our Company. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks.

equity compensation plans and other benefit plans

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2023. As of December 31, 2023, we had two equity compensation plans, the 2018 Equity Incentive Plan (the “2018 Plan”), and the 2015 Equity Incentive Plan, (the “2015 Plan”), each of which were approved by our shareholders. In addition, from time to time, the compensation committee grants inducement equity awards to individuals as an inducement material to the individual’s entry into employment with us within the meaning of Nasdaq Listing Rules, pursuant to our 2021 Inducement Plan that was adopted by our board of directors without shareholder approval.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining for future issuance under equity compensation plan (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	984,155	$2.18	133,140
Equity compensation plans not approved by shareholders	124,833 (1)	7.07	178,100
Total	1,108,988	2.73	311,240

(1) Represents share option awards and a restricted share unit award granted as an inducement material to the acceptance of employment with the Company by certain newly hired employees in accordance with Nasdaq Listing Rule 5635(c)(4) under our 2021 Inducement Plan.

2021 Inducement Equity Incentive Plan

On November 24, 2021, our board of directors adopted without shareholder approval the 2021 Inducement Plan and, subject to the adjustment provisions of the 2021 Inducement Plan, reserved 333,333 ordinary shares for issuance pursuant to equity awards granted under the 2021 Inducement Plan. In accordance with Nasdaq Listing Rule 5635(c)(4), awards under the 2021 Inducement Plan may only be made to individuals who were not previously employees or nonemployee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company. The 2021 Inducement Plan provides for the grant of nonstatutory share options, or NSOs, share appreciation rights, or SARs, restricted shares, restricted share units, or RSUs, performance-based share awards, and other share awards.

As of December 31, 2023, share options to purchase 124,833 ordinary shares were outstanding under our 2021 Inducement Plan, with a weighted-average exercise price of $7.07 per share. As of December 31, 2023, there were 16,666 ordinary shares to be issued upon vesting of outstanding RSUs.

2018 Equity Incentive Plan

Our board of directors adopted our 2018 Plan in March 2018 and our shareholders approved the 2018 Plan in May 2018, and the Plan was most recently amended and restated in June 2020 and further amended in June 2021. Our 2018 Plan authorizes the award of incentive share options that may qualify for favorable tax treatment under U.S. tax laws to their recipients under Section 422 of the Code, or ISOs, NSOs, SARs, restricted shares, RSUs, performance-based share awards, and other share awards, which are collectively referred to as awards. We may grant awards under the 2018 Plan to our employees, including our officers, and employees of our affiliates. A separate sub-plan to the 2018 Plan has been established for the purpose of granting awards to our non-employee directors and consultants and non-employee directors and consultants of our affiliates, which we refer to as the Sub-Plan. The provisions of the 2018 Plan apply in their entirety to any awards made under the Sub-Plan save for certain amendments set out in the Sub-Plan required in the context of awards to our non-employee directors and consultants and non-employee directors and consultants of our affiliates, rather than employees, including references to eligible participants under the Sub-Plan.

As of December 31, 2023, share options to purchase 976,657 ordinary shares were outstanding under our 2018 Plan, with a weighted-average exercise price of $1.82 per share.

Our 2018 Plan is administered by our board of directors or a duly authorized committee or subcommittee of our board of directors. Our board of directors has authorized our compensation committee to administer certain aspects of the 2018 Plan. For purposes of this summary, where appropriate in the relevant context, the term “board of directors” may include the compensation committee or any other committee to whom the board of directors delegates authority, as indicated in the 2018 Plan. Our board of directors may also delegate to one or more of our officers the authority to designate employees (other than officers) to receive specified awards under the 2018 Plan and determine the number of shares subject to such awards.

Our board of directors has the authority to construe and interpret our 2018 Plan, grant and amend awards, determine the terms of such awards and make all other determinations necessary or advisable for the administration of the plan, including, but not limited to, repricing share options or SARs without prior shareholder approval. All determinations, interpretations and constructions made by the board of directors in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

Awards granted under our 2018 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as otherwise determined by our compensation committee or under the terms of our 2018 Plan or an applicable award agreement.

Our 2018 Plan provides that in the event of certain specified significant corporate transactions, each outstanding award will be treated as determined by our board of directors unless otherwise provided in an award agreement or other written agreement between us and the award holder. The board of directors may take one of the following actions with respect to such awards:

•
arrange for the assumption, continuation or substitution of an award by the surviving or acquiring corporation (or its parent company);
•
arrange for the assignment of any reacquisition or repurchase rights held by us in respect of ordinary shares issued under an award to a surviving or acquiring corporation (or its parent company);
•
accelerate the vesting, in whole or in part, of the award and, if applicable, the time at which the award may be exercised, and provide for its termination prior to the transaction if it is not exercised at or prior to the closing of the transaction;
•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;
•
cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the closing of the transaction, in exchange for a cash payment or no payment, as determined by our board of directors; and
•
cancel or arrange for the cancellation of the award to the extent not exercised prior to the closing of the transaction, in exchange for a payment, in the form determined by our board of directors, equal to the excess, if any, of (A) the per share amount payable to holders of our ordinary shares in the transaction over (B) any exercise price payable by the participant in connection with the award, multiplied by the number of vested shares subject to the award.

A corporate transaction generally will be deemed to occur in the event of: (i) a sale of all or substantially all of our assets, (ii) the sale or disposition of at least 50% of our outstanding securities, (iii) the consummation of a merger or consolidation where we do not survive the transaction or (iv) the consummation of a merger or consolidation where we do survive the transaction but our ordinary shares outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction. In addition, any one or more of the above events may be effected pursuant to (x) a takeover under Irish Takeover Rules; (y) a compromise or arrangement under Chapter 1 of Part 9 of the Companies Act 2014 of the Republic of Ireland (the “2014 Act”) or (z) Chapter 2 of Part 9 of the 2014 Act.

The board of directors need not take the same action or actions with respect to all awards or portions of awards or with respect to all participants. The board of directors may take different actions with respect to the vested and unvested portions of an award.

Notwithstanding the foregoing, if during the period beginning on the date that is 30 days prior to and ending on the date that is 12 months following the consummation of a corporate transaction that also qualifies as a “change in control” (as defined below), if a participant’s services to the Company (or its successor in the change in control) are involuntarily terminated without “cause” (as defined below) or a participant resigns service to the Company (or its successor in the change in control) in all capacities for “good reason” (as defined below), and, in either case other than as a result of the participant’s death or disability, then as of the date of the participant’s termination of service, the vesting and exercisability of any then-unvested award held by a participant will be accelerated in full.

A “change in control” for purposes of the 2018 Plan is defined, in summary, as (i) the acquisition by a person or a group of more than 50% of our outstanding shares other than by virtue of a merger or consolidation; (ii) our involvement in a merger, consolidation, or similar transaction, unless our shareholders prior to such event continue to own, in substantially the same proportions as before the transaction, more than 50% of the entity surviving such event; our shareholders or our board approves a plan of liquidation or dissolution or our complete dissolution or liquidation otherwise occurs; (iii) a sale or other disposition of all or substantially all of our assets (other than a sale to an entity more than 50% of which is owned by our shareholders in substantially the same proportions as their ownership of us immediately prior to such transaction); or (iv) a change, without approval by our board of directors, of a majority of our board of directors. In addition, any one or more of the above events may be effected pursuant to (x) a compromise or arrangement sanctioned by the Irish courts under Section 450 of the 2014 Act, (y) a scheme, contract or offer which has become binding on all shareholders pursuant to Section 609 of the 2014 Act, or (z) a bid pursuant to Regulation 23 or 24 of the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006.

“Cause” as used in the 2018 Plan has the meaning ascribed to such term in any written agreement between the participant and us defining such term but, in the absence of such a definition, means, in summary (i) the participant’s commission of a felony or crime involving fraud, dishonesty or moral turpitude; (ii) the participant’s attempted commission of, or participation in, a fraud or act of dishonesty against us or an affiliate of ours; (iii) the participant’s intentional, material violation of any contract or agreement between the participant and us or an affiliate of ours, of any statutory duty owed to us or an affiliate of ours; (iv) the participant’s unauthorized use or disclosure of our (or an affiliate’s) confidential information or trade secrets; or (v) the participant’s gross misconduct. In addition, “good reason” as used in the 2018 Plan has the meaning ascribed to such term in any written agreement between the participant and us defining such term but, in the absence of such a definition, means, in summary, any of the following actions taken without the participant’s consent: (i) a material reduction of the participant’s base compensation, other than a reduction that applies generally to all executives; (ii) a material reduction in the participant’s authority, duties and responsibilities; (iii) failure or refusal of a successor of ours to materially assume our obligations under the participant’s offer letter and/or employment agreement, if applicable, in the event of a change in control; or (iv) a relocation of the participant’s principal place of employment that results in an increase in the participant’s one-way driving distance by more than 50 miles from the participant’s then current principal residence. In addition, in order to resign for “good reason” a participant must provide written notice of the event giving rise to “good reason” to us within 90 days after the condition arises, allow us at least 30 days to cure such provision, and if we fail to cure the condition, resign from all positions not later than 90 days after the end of such cure period.

Our board of directors has the authority to amend, suspend, or terminate our 2018 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our shareholders. No awards may be granted under our 2018 Plan while it is suspended or after it is terminated.

2015 Equity Incentive Plan

Our board of directors adopted, and our shareholders approved our 2015 Plan in November 2015. The 2015 Plan was amended most recently in May 2017. The 2015 Plan provided for the grant of ISOs, NSOs, restricted share awards, RSUs, SARs, and other share awards to our employees, directors and consultants.

Since the 2018 Plan became effective, we no longer grant awards under the 2015 Plan. However, any outstanding awards granted under the 2015 Plan remain outstanding, subject to the terms of the 2015 Plan and the applicable award agreements, until such outstanding share options are exercised or until they terminate or expire by their terms.

•
Authorized Shares. As of December 31, 2023, share options to purchase 7,498 ordinary shares were outstanding under our 2015 Plan, with a weighted-average exercise price of $49.70 per share. No other forms of awards were outstanding under the 2015 Plan as of December 31, 2023.
•
Plan Administration. Our 2015 Plan may be administered by our board of directors or another duly authorized committee. Our 2015 Plan is currently administered by our compensation committee. Our board of directors or another duly authorized committee has the authority to construe and interpret our 2015 Plan, amend the plan and outstanding awards and make all other determinations necessary or advisable for the administration of the plan, including, but not limited to, repricing share options or SARs without prior shareholder approval.
•
Corporate Transactions. Our 2015 Plan provides that in the event of a corporate transaction, each outstanding award will be treated as determined by our board of directors unless otherwise provided in an award agreement or other written agreement between us and the award holder. The board of directors may generally take the same actions as summarized above in connection with awards under the 2018 Plan, and the definition of a corporate transaction under the 2015 Plan is substantially the same as such defined term in the 2018 Plan.
•
Transferability. Awards granted under our 2015 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as otherwise determined by our compensation committee or under the terms of our 2015 Plan or an applicable award agreement.
•
Plan Amendment or Termination. Our board of directors or another duly authorized committee has the authority to amend, suspend, or terminate our 2015 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our shareholders.

Health and Welfare Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and vision insurance plans, in each case on the same basis as all of our other full-time employees.

401(k) Plan

We maintain a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Code. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. The Company historically made discretionary contributions to the 401(k) Plan for the benefit of certain employees excluding executive officers.

Limitation on Liability and Indemnification of Directors and Officers

Our Articles of Association, and indemnification agreements with our board of directors and executive officers provide for indemnification for our directors and officers.

Rule 10b5-1 Sales Plans

Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell ordinary shares on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer generally may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may generally buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

report of THE audit committee

In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2023, the audit committee took the following actions:

•
reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management and KPMG, our independent registered public accounting firm;
•
discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) in accordance with Auditing Standard No. 1301, Communications with Audit Committees, and the SEC;
•
received the written disclosures and the letter from KPMG regarding its independence as required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee and has discussed with KPMG their independence; and
•
considered the status of other areas of oversight relating to the financial reporting and audit process that the audit committee determined appropriate.

Based on the foregoing, the audit committee recommended to the board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Audit Committee

David G. Kelly (Chairman)

Beth P. Hecht

Ronald M. Hunt

Mark Chin

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and holders of more than ten percent of our ordinary shares, to file with the SEC initial reports of ownership of our ordinary shares and other equity securities and reports of changes in ownership of our ordinary shares and other equity securities. Such executive officers, directors and holders of more than ten percent of our ordinary shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than ten percent of our ordinary shares, with respect to fiscal year ended December 31, 2023, were met.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2022, to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We refer to such transactions as “related party transactions” and such persons as “related parties.” With the approval of our board of directors, we have engaged in the related party transactions described below. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

2020 Investor Rights Agreement

In January 2020 we entered into an investor rights agreement (the “2020 Investor Rights Agreement”) by and among, Iterum Therapeutics Bermuda Limited (“Iterum Bermuda”), us, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited, as guarantors (the “Guarantors”) and a limited number of accredited investors (the “Private Placement Investors”) (including certain of our directors and holders of more than 5% of our share capital, or an affiliate or immediate family member thereof) pursuant to which Iterum Bermuda and the Guarantors agreed to file a registration statement covering (a) in the case of a registration statement on Form S-1, the resale of 6.500% Exchangeable Senior Subordinated Notes due 2025, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors, in the original principal amount of $1,000.00 (the “Exchangeable Notes”), the ordinary shares issuable in connection with the exchange of the Exchangeable Notes (the “Exchange Shares”) and the Limited Recourse Royalty-Linked Subordinated Notes, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors (the “Royalty-Linked Notes”) or (b) in the case of a registration statement on Form S-3, the Exchange Shares (the securities in (a) and (b) together, the “Registrable Securities”). Under the 2020 Investor Rights Agreement, we agreed to file an initial registration statement covering the resale by the Private Placement Investors of their Registrable Securities, which registration statement on Form S-1 was filed in September 2020 and declared effective on October 6, 2020. If the registration statement covering the Registrable Securities ceases to be effective for resales of Registrable Securities for more than 60 consecutive days or for more than 120 days in any 12-month period, then, subject to the terms of the 2020 Investor Rights Agreement, additional interest will accrue on the Exchangeable Notes and the Royalty-Linked Notes.

2017 Investor Rights Agreement

In May 2017, we entered into an amended and restated investor rights agreement with holders of our preferred shares and ordinary shares, including certain holders of more than 5% of our share capital, our executive officers, certain of our directors, and entities affiliated with certain of our directors (the “2017 Investor Rights Agreement”). Since the closing of our initial public offering, those holders are entitled to certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The 2017 Investor Rights Agreement also gave the shareholders that are parties thereto the right to participate in new issuances of equity securities by us, subject to certain exceptions. This right to participate in new issuances of equity securities terminated by its terms upon the completion of our initial public offering in May 2018.

Arrangements with Executive Officers and Directors

For a description of the compensation arrangements that we have with our executive officers and directors, see “Executive Officer and Director Compensation - Employment Agreements with Executive Officers” and “Executive Officer and Director Compensation - Non-Employee Director Compensation Policy.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. In addition, our subsidiary, Iterum Therapeutics US Limited, has entered into an indemnification agreement with each of our directors and executive officers. These agreements, among other things, require us to indemnify an indemnitee to the fullest extent permitted by applicable law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the indemnitee in any action or proceeding, including any action or proceeding by us or in our right, arising out of the person’s services as a director or executive officer. We also maintain a directors and officers liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Consulting Agreement and Share Award Letter

Michael W. Dunne, M.D. served as our Chief Scientific Officer until he resigned in December 2020. Following Dr. Dunne’s resignation in December 2020, in February 2021, our subsidiary, ITIL, entered into the 2021 Consulting Agreement with Dr. Dunne for the provision of general support and strategic advice in connection with our NDA. The commencement date for the purposes of the provision of the services pursuant to the 2021 Consulting Agreement was December 22, 2020, and the term was to end on September 30, 2021, unless extended by mutual agreement of the parties or terminated in accordance with the terms of the 2021 Consulting Agreement. Either party could terminate the 2021 Consulting Agreement with two months’ notice in writing to the other party. ITIL was to pay Dr. Dunne $16,900 per month pursuant to the 2021 Consulting Agreement and Dr. Dunne was also entitled to payments in an aggregate amount of up to $220,000 on the achievement of milestones set out in the 2021 Consulting Agreement, for so long as he continued

to provide services thereunder on the occurrence of such milestones. The 2021 Consulting Agreement was amended, effective September 30, 2021, to extend the term of the 2021 Consulting Agreement by three months, or until December 31, 2021. It was further amended, effective as of December 31, 2021, to extend the term by an additional three months, or until March 31, 2022, and to reduce the monthly service fee payable thereunder to $10,000 per month. The 2021 Consulting Agreement terminated on March 31, 2022. On May 25, 2022, ITIL entered into the 2022 Consulting Agreement with Dr. Dunne, effective May 1, 2022, for the provision of general support and strategic advice in connection with the potential resubmission of the NDA for oral sulopenem including the design and conduct of a Phase 3 clinical trial to support such resubmission. The 2022 Consulting Agreement entitles Dr. Dunne to consulting fees of $5,000 per month. The 2022 Consulting Agreement was amended, effective December 31, 2022, to extend the term of the 2022 Consulting Agreement by six months, or until June 30, 2023. It was further amended on June 15, 2023 to extend the term by six months, or until December 31, 2023 and again on December 27, 2023 to extend the term until June 30, 2024. An aggregate of $60,000 was expensed for services provided by Dr. Dunne in 2023 pursuant to the 2022 Consulting Agreement, as amended.

Related Party Transaction Policy

We have adopted a formal written policy that our executive officers, directors, key employees, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent body of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal shareholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, is required to first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Some of the transactions described in this section were entered into prior to the adoption of this policy. Although we did not have a written policy for the review and approval of transactions with related persons prior to May 2018, our board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including the relevant transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our board of directors. Our board of directors took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our shareholders.

MATTERS TO COME BEFORE THE ANNUAL GENERAL MEETING

PROPOSAL NO 1: ELECTION OF CLASS III DIRECTORS

Based upon the recommendation of the nominating and corporate governance committee of our board of directors, our board of directors has nominated Corey Fishman and Ronald Hunt for re-election at the AGM as Class III directors for a term of three years to serve until the 2027 annual general meeting of shareholders, subject to each such nominee’s prior death, resignation, retirement, disqualification or removal.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of the nominees identified above. Each of the nominees has indicated his or her willingness to serve on our board of directors, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. We do not contemplate that any of the nominees will be unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast at the AGM.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF COREY FISHMAN AND RONALD HUNT AS CLASS III DIRECTORS.

PROPOSAL NO. 2: TO RATIFY, IN A NON-BINDING VOTE, THE APPOINTMENT OF KPMG TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 AND TO AUTHORIZE THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REMUNERATION.

The audit committee has appointed KPMG as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2024. KPMG has served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Representatives of KPMG are expected to be present in person or telephonically at the AGM and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders.

In deciding to appoint KPMG, the audit committee reviewed auditor independence issues and existing commercial relationships with KPMG and concluded that KPMG has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2024.

The following table presents fees for professional audit services and other services rendered by KPMG to us for the fiscal years ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Audit fees (1)	$258,000	$212,434
Audit related fees (2)	—	—
Tax fees (3)	64,762	48,430
All other fees	—	—
	$322,762	$260,864

(1) “Audit Fees” consist of fees for professional services performed by KPMG for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements on Form S-3.

(2) “Audit-related fees” consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements..

(3) “Tax fees” consist of fees for professional services, including tax consulting and compliance performed by KPMG in Ireland and the US.

All of these services were pre-approved by the audit committee in accordance with the “Policy on Audit Committee Pre-Approval of Services” described below. No work carried out in connection with the audit of our financial statements was performed by persons other than KPMG’s full time, permanent employees.

Policy on Audit Committee Pre-Approval of Services

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee reviews and pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

Our board of directors is seeking shareholder ratification of the appointment by the audit committee of KPMG to serve as our independent registered public accounting firm and the authorization of the board of directors, acting through the audit committee, to set the auditor’s remuneration. If this proposal is not approved at the AGM, our audit committee may reconsider this selection.

The affirmative vote of a majority of the votes cast at the AGM is required for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024 AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITOR’S REMUNERATION.

PROPOSAL NO 3: TO VOTE ON AN ADVISORY, NON-BINDING, resolution to approve THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that shareholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal 4.

Our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our short-term and longer-term financial and strategic goals.

The “Executive and Director Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by our compensation committee and board of directors. Highlights of our executive compensation program include the following:

•
Competitive, market-based salaries, with annual adjustments;
•
Cash bonuses, payable at the discretion of board and assessed on individual and company performance on an annual basis; and
•
Equity awards to incentivize long-term value creation.

As we describe in the “Executive Officer and Director Compensation” section, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executives with our shareholders. The board believes this link between compensation and the achievement of our short-term and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking shareholders to approve a non-binding advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 4 overrules any decision by us or our board of directors (or any committee thereof), creates or implies any change to our fiduciary duties or those of our Board of Directors (or any committee thereof), or creates or implies any additional fiduciary duties for us or our board of directors (or any committee thereof). However, our compensation committee and board value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING FOR PROPOSAL NO. 3.

PROPOSAL NO 4: TO VOTE ON AN ADVISORY, NON-BINDING PROPOSAL ON THE FREQUENCY OF FUTURE advisory votes on the COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In Proposal 3, we are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 4, we are asking our shareholders to cast an advisory, non-binding, vote regarding the frequency of future advisory, non-binding, votes on the compensation of our named executive officers. As this is the first year in which we are required to hold an advisory vote on executive compensation pursuant to the SEC’s rules, we do not currently have an established frequency for such votes.

Our board of directors will take into consideration the outcome of this vote in making a determination about the frequency of future advisory votes on the compensation of our named executive officers. However, because this vote is advisory and non-binding, our board of directors may decide that it is in our best interest and the best interests of our shareholders to hold the advisory vote to approve named executive officer compensation more or less frequently (but no less frequently than once every three years, as required by the Dodd-Frank Act). In the future, we will propose an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers at least once every six calendar years as required by the Dodd-Frank Act.

After careful consideration, our board of directors believes that an advisory vote on executive compensation should be held every year. Therefore, our board of directors recommends that you vote for a frequency of one year for future executive compensation advisory votes.

Our board of directors believes that an annual executive compensation advisory vote will facilitate more direct shareholder input about the compensation of our named executive officers. An annual advisory vote on the compensation of our named executive officers is consistent with our policy of reviewing our compensation program annually. We believe an annual vote would be the best governance practice for our company at this time.

OUR BOARD OF DIRECTORS BELIEVES THAT HOLDING AN ANNUAL ADVISORY, NON-BINDING, VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF ONE YEAR.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.iterumtx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or in a Current Report on Form 8-K. Information contained on, or that can be accessed through, our website is not incorporated by reference into this document, and you should not consider information on our website to be part of this document.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the AGM. If any other business is properly brought before the AGM, proxies will be voted in accordance with the judgment of the persons named therein.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. In addition to the solicitation of proxies by mail, we expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mail, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media. We have engaged Morrow Sodali LLC, or Morrow Sodali, to solicit proxies from shareholders in connection with the AGM. We will pay Morrow Sodali a fee of approximately $10,000, plus reasonable out of pocket fees and expenses for soliciting proxies. In addition, Morrow Sodali and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. Proxies may be solicited by Morrow Sodali by mail, telephone and e-mail.

Householding of Annual and Extraordinary Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement, annual report, Irish Statutory Financial Statements or Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of any such document to any shareholder upon request submitted in writing to us at Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland, Attention: Investor Relations, or by calling +353 1 9038354. Any shareholder who wants to receive separate copies of the proxy statement, annual report, Irish Statutory Financial Statements or Notice of Internet Availability of Proxy Materials in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Shareholder Proposals for 2025 Annual General Meeting of Shareholders

Proposals of shareholders intended to be presented at our 2025 annual general meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our offices at c/o Secretary, Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland, no later than December 27, 2024, in order to be included in the proxy statement and proxy card relating to that meeting.

In addition, shareholders who intend to present matters for action at our 2025 annual general meeting or nominate directors for election to our board of directors (other than pursuant to Rule 14a-8) must comply with the requirements set forth in our Constitution. For such matters under our Constitution, proper written notice must be received by our secretary at our registered office at the address noted above, no earlier than December 27, 2024 and no later than January 26, 2025; except if the date of the 2025 annual general meeting is changed by more than thirty (30) days from the first anniversary date of the 2024 Annual General Meeting, the shareholder's notice must be so received no earlier than one hundred and twenty (120) days prior to such annual general meeting and no later than the close of business on the later of (i) the 90th day prior to such annual general meeting or (ii) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made.

In addition to satisfying the requirements of the advance notice provisions of our Constitution, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at our 2025 annual general meeting must provide us with the information required by Rule 14a-19(b) under the Exchange Act.

Important Notice of the Internet Availability of Proxy Materials for the 2024 Annual General Meeting:

The Notice and Proxy Statement, Irish Statutory Financial Statements and 2023 annual report to shareholders are available at https://central.proxyvote.com/pv/web.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this proxy statement is considered to be part of this proxy statement. This proxy statement incorporates by reference the documents listed below (File No. 001-38503) that we previously filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 may be obtained by shareholders without charge by written or oral request, or may be accessed on the Internet at https://www.sec.gov/.

You also may access these filings on our website at https://www.iterumtx.com/. Our website and the information contained on that site, or connected to that site, are not incorporated into this proxy statement.

SCAN TO
VIEW MATERIALS & VOTE

V42749-P10429

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

ITERUM THERAPEUTICS PLC

The Board of Directors recommends you vote "1 YEAR" on proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. To approve, in a non-binding, advisory vote, the frequency of future advisory votes on named executive officer compensation (Proposal No. 4).	☐	☐	☐	☐

NOTE: If any other matters properly come before the meeting or any adjournment thereof, the person(s) named in this proxy will vote in their discretion in accordance with applicable law or rule.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TO VIEW MATERIALS & VOTE ITERUM THERAPEUTICS PLC FITZWILLIAM COURT, 1st FLOOR LEESON CLOSE DUBLIN 2, IRELAND VOTE ONLINE - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 4:59 a.m., Irish time on June 19, 2024 (11:59 p.m., Eastern time on June 18, 2024). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 4:59 a.m., Irish time on June 19, 2024 (11:59 p.m., Eastern time on June 18, 2024). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive the completed proxy card by 5:00 p.m., Irish time (12:00 p.m., Eastern time) on June 18, 2024. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V42749-P10429 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ITERUM THERAPEUTICS PLC The Board of Directors recommends you vote FOR the nominees listed below in proposal 1 and FOR proposals 2 and 3: 1. To elect the nominees for Class III directors named herein, each to serve for a three-year term expiring at the 2027 annual meeting of shareholders (Proposal No. 1): For Against Abstain 1a. Corey N. Fishman 1b. Ronald M. Hunt       For Against Abstain 2. To ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending    December 31, 2024, and to authorize the board of directors, acting through the audit committee, to set the independent registered public acco

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Proxy Materials are available at www.proxyvote.com. V42750-P10429 ITERUM THERAPEUTICS PLC Annual General Meeting of Shareholders June 19, 2024 3:00 PM Irish time 3 Dublin Landings North Wall Quay Dublin 1, Ireland This proxy is solicited by the Board of Directors The undersigned shareholder(s), revoking all prior proxies, hereby appoint(s) David G. Kelly, Louise Barrett and Kevin Dalton, or any of them, as proxies, each with the power of substitution, and hereby authorise(s) them to represent and vote all of the ordinary shares of Iterum Therapeutics plc that the undersigned is/are entitled to vote, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Iterum Therapeutics plc to be held on June 19, 2024, or at any postponement or adjournment thereof. A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than David G. Kelly or Louise Barrett or Kevin Dalton, please contact our Company Secretary. Any such nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast. Shares represented by this proxy will be voted by the Proxies in the manner directed. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals No. 1, 2 and 3 and 1 Year for Proposal No. 4. In their discretion, the Proxies are authorised to vote upon such other business as may properly come up before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side